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                                                                      Exhibit 21

                         Subsidiaries of the Registrant


                Legal Name of Entity                      Jurisdiction of Organization             Ownership Interest
-----------------------------------------------------    --------------------------------    --------------------------------
Virginia Commerce Bancorp, Inc (registrant)                         Virginia
       Virginia Commerce Bank                                       Virginia                              100%
          Northeast Land and Development Corp                       Virginia                              100%
       VCBI Capital Trust I                                         Delaware                    100% of voting securities
       VCBI Capital Trust II                                        Delaware                    100% of voting securities